EXECUTION COPY

                             AMENDMENT NO. 2

                                   TO

                      AGREEMENT AND PLAN OF MERGER

            AMENDMENT NO. 2, dated July 17, 1997, to AGREEMENT AND PLAN OF MERGER dated as of June 23, 1997, as amended by the Amendment to Agreement and Plan of Merger, dated July 7, 1997 (as amended, the "AGREEMENT"), by and among GENERAL MOTORS ACCEPTANCE CORPORATION, a New York corporation (the "PARENT"), INTEGON CORPORATION, a Delaware corporation (the "COMPANY"), and IC PURCHASING CORP., a Delaware corporation and indirect wholly-owned subsidiary of the Parent (the "MERGER SUB").

            WHEREAS, the parties to the Agreement desire to make certain amendments to the Agreement;

            NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. The first sentence of Section 2.1 of the Agreement shall be amended to read in its entirety as follows:

            "Each share of Common Stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 2.4), Parent Shares (as defined in Section 2.3) and Subsidiaries' Shares (as defined in Section 2.3)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to $26.00 per share (the "COMMON STOCK PRICE PER SHARE") payable to the holder thereof, without




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interest thereon, upon surrender of the certificate formerly representing such share of Company Common Stock in accordance with Section 2.6." The remainder of
Section 2.1 shall remain unchanged.

            2. Section 2.3 of the Agreement shall be amended to read in its entirety as follows:

            "2.3 TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Time (excluding any shares of Company Common Stock held by the Company's subsidiaries, all of which shares are described on SCHEDULE 2.3 and which shall not be canceled and retired, as set forth below), and each share of Company Common Stock and Company Convertible Preferred Stock then owned by the Parent, the Merger Sub or any other wholly-owned subsidiary of the Parent (collectively, "PARENT SHARES"), if any, shall, by virtue of the Merger, automatically be canceled and retired and cease to exist and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock held by the Company's subsidiaries issued and outstanding immediately prior to the Effective Time, all of which shares are described on SCHEDULE 2.3 (the "SUBSIDIARIES' SHARES"), shall remain outstanding as shares of common stock of the Surviving Corporation."

            3. Section 2.5 of the Agreement shall be amended to read in its entirety as follows:

            "2.5   MERGER SUB COMMON STOCK.  Each share of common stock of
the Merger Sub issued and outstanding immediately prior to the Effective Time shall,




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by virtue of the Merger and without any action on the part of the holder thereof, be converted into a number of shares of common stock of the Surviving Corporation equal to the quotient of (i) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Subsidiaries' Shares), divided by (ii) the aggregate number of shares of Merger Sub issued and outstanding immediately prior to the Effective Time."

            4. Section 5.5.1 of the Agreement shall be amended to read in its entirety as follows:

                  "5.5.1Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable efforts to (a) obtain all consents, amendments to or waivers under the terms of any of the Company's and the Parent's borrowing or other contractual arrangements required by the transaction contemplated by this Agreement, (b) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including, without limitation, filings and submissions pursuant to the HSR Act, the Securities Act, the Exchange Act and the DGCL, (c) effect promptly and prosecute diligently (including responding to all reasonable requests for supplemental information) all approvals, filings and/or notices required under any applicable insurance laws for the consummation of the transactions




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contemplated by this Agreement, it being understood that the application on Form
A for the approval of the Merger to be filed with the North Carolina Insurance Department shall include a statement that the Parent will make or cause to be made a capital contribution to the insurance subsidiaries listed on SCHEDULE 2.3 as necessary to continue their operations in accordance with applicable insurance laws and regulations or otherwise as required by the North Carolina Insurance Department, (d) defend any lawsuit or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby and (e) fulfill or cause the fulfillment of the conditions to Closing set forth in Article 6."




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            IN WITNESS WHEREOF, the Parent, the Company and the Merger Sub have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the date first above written.

                           GENERAL MOTORS ACCEPTANCE
                           CORPORATION

                           By: /s/ Eric A. Feldstein
                               ------------------------------------
                               Name: Eric A. Feldstein
                               Title: Executive Vice President

                           INTEGON CORPORATION

                           By: /s/ John B. McKinnon
                               ------------------------------------
                               Name: John B. McKinnon
                               Title: President & CEO

                           IC PURCHASING CORP.

                           By: /s/ Bernard J. Buschmeier
                               ------------------------------------
                               Name: Bernard J. Buschmeier
                               Title: Vice President and Treasurer